UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2017 (August 17, 2017)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective August 17, 2017, the Board of Directors (the “Board”) of Humana Inc. (the “Company”) expanded its number of authorized directors from ten to eleven and elected Mr. Frank J. Bisignano as a director of the Company.

The Board of Directors has determined that (i) Mr. Bisignano is independent within the meaning of the New York Stock Exchange’s director independence standards; (ii) there was no arrangement or understanding between Mr. Bisignano and any other persons pursuant to which Mr. Bisignano was selected as a director; and (iii) there are no material transactions involving Mr. Bisignano and the Company.

Mr. Bisignano will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in a current report filed by the Company with the U.S. Securities and Exchange Committee on July 5, 2017. In connection with his election to the Board, Mr. Bisignano also will be granted restricted stock units (RSUs) in accordance with the Company’s director compensation program. The number of the RSUs granted will be a pro rata portion of the annual stock compensation for our directors, and will be determined based upon the value of the Company’s stock as of the grant date. Mr. Bisignano has not yet been appointed to any committees of the Board.

On August 21, 2017, the Company issued a press release announcing the election of Mr. Bisignano, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release, dated August 21, 2017

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Vice President, Chief Accounting Officer and Controller

Dated: August 21, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated August 21, 2017